AMENDED SCHEDULE C

                             DATED FEBRUARY 1, 2008

                                       TO

                             SUB-ADVISORY AGREEMENT

                             DATED DECEMBER 4, 2006

                                      BETWEEN

         WT MUTUAL FUND AND WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC



                                  FEE SCHEDULE

FEE SCHEDULE FOR ASSETS ALLOCATED TO WTIM MANAGED PURSUANT TO THE "FUNDAMENTALLY WEIGHTED" STRATEGY:

                  With respect to assets of a Fund allocated to WTIM's "fundamentally weighted" strategy as set forth in a Fund's prospectus, effective upon shareholder approval on February 22, 2007, for the services provided to the Funds pursuant to the attached Sub-Advisory Agreement, the Trust shall pay the Sub-Adviser an annual fee calculated on the average daily asset value of the Fund Account allocated to the "fundamentally weighted" strategy as follows:

                  40 basis points (0.40%) on the first $10 million;
                  35 basis points (0.35%) on the next $15 million; and 30 basis points (0.30%) on assets greater than $25 million.

         The fee shall be calculated and paid monthly in arrears based on the average daily net asset value of the Fund Account allocated to the "fundamentally weighted" strategy. The fee for the Sub-Adviser is payable monthly in arrears, promptly after the end of each month, and is calculated for each month at one-twelfth the annual rate, as indicated above.

         The fee for any period that does not constitute a full month shall be prorated based on the number of days for which investment advisory services have been provided by the Sub-Adviser.


FEE SCHEDULE FOR ASSETS ALLOCATED TO WTIM MANAGED PURSUANT TO THE "QUANTITATIVE"
STRATEGY:

                  With respect to assets of a Fund allocated to WTIM's "quantitative" strategy as set forth in a Fund's prospectus, effective upon shareholder approval on or after January 31, 2008, for the services provided to the Funds pursuant to the attached Sub-Advisory Agreement, the Trust shall pay the Sub-Adviser an annual fee calculated on the average daily asset value of the Fund Account allocated to the "quantitative" strategy as follows:

                  WILMINGTON MULTI-MANAGER LARGE-CAP FUND:
                  15 basis points (0.15%) on the first $1 billion;
                  10 basis points (0.10%) on the next $1 billion; and 5 basis points (0.05%) on assets greater than $2 billion.

                  WILMINGTON MULTI-MANAGER SMALL-CAP FUND:
                  20 basis points (0.20%) on the first $1 billion;
                  15 basis points (0.15%) on the next $1 billion; and

                  10 basis points (0.10%) on assets greater than $2 billion.

         The fee shall be calculated and paid monthly in arrears based on the average daily net asset value of the Fund Account allocated to the "quantitative" strategy. The fee for the Sub-Adviser is payable monthly in arrears, promptly after the end of each month, and is calculated for each month at one-twelfth the annual rate, as indicated above.

         The fee for any period that does not constitute a full month shall be prorated based on the number of days for which investment advisory services have been provided by the Sub-Adviser.


                                           WT MUTUAL FUND



                                           By: /s/ Charles D. Curtis
                                           -------------------------------------
                                           Name: Charles D. Curtis
                                           Title: Vice President & Treasurer


                                           RODNEY SQUARE MANAGEMENT CORPORATION


                                           By: /s/ John J. Kelley
                                           -------------------------------------
                                           Name: John J. Kelley
                                           Title: Chief Operations Officer










Dated:  February 1, 2008